Exhibit 99.1

Web.com Reports Record Second Quarter 2011 Financial Results

Non-GAAP revenue and profitability exceed high-end of guidance
ARPU growth and record low customer churn levels continue in 2Q
Executed Agreement to Purchase Network Solutions

JACKSONVILLE, FL – August 3, 2011 – Web.com Group, Inc.  (NASDAQ: WWWW), a leading provider of internet services and online marketing solutions for small businesses, today announced results for the second quarter ended June 30, 2011.

”We are very pleased with the company’s second quarter financial results, which were above the high-end of our expectations.  The growing momentum of our business is reflected by our subscription revenue increasing at its highest organic sequential rate in more than three years,” said David Brown, Chairman and CEO of Web.com.  “Our improved revenue growth, in the midst of a still challenging economy, is further validation of our business model and acquisition strategy.  In the year since we acquired Register.com, we have delivered on our goal to use our increased scale, much larger customer base and greater resources to drive increased adoption of our web services, online marketing, social media and mobile solutions with small businesses.”

“Today we announced entering into an agreement to acquire privately-held Network Solutions, a leading provider of website services, online marketing and global domain name registration focused on the needs of SMB’s (see separate press release issued on August 3, 2011).  The acquisition would accelerate our growth strategy and improve our ability to capitalize on the $19 billion market opportunity associated with delivering online marketing solutions to small businesses. We anticipate that a combination with Network Solutions will more than double our revenue, triple the size of our customer base, quadruple our expected annual free cash flow and take our ability to invest in growth initiatives, cross-sell and upsell programs, and brand development to a different level,” added Brown. “We believe that Web.com is creating an increasingly attractive financial profile, characterized by a recurring revenue model, significant scale and best in class profitability and free cash flow margins.  We believe we are solidifying Web.com as an even stronger leader in delivering online marketing solutions across the full range of our customers.”

Summary of Second Quarter 2011 Financial Results:

•
Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $42.2 million for the second quarter of 2011, compared to $24.8 million for the second quarter of 2010.  Non-GAAP revenue, which adds back the impact of the fair value adjustment to acquired deferred revenue, was $46.2 million for the second quarter of 2011, ahead of the company’s guidance range of $45.0 million to $46.0 million.

•
Operating loss, calculated in accordance with GAAP, was $0.6 million for the second quarter of 2011 and included a $4.0 million negative impact related to the fair value adjustment to acquired deferred revenue and prepaid registry fees.  For the second quarter of 2010, the company reported GAAP operating loss of $1.6 million.

•
GAAP net loss from continuing operations was $2.0 million, or ($0.07) per diluted share, for the second quarter of 2011, and included the above mentioned impact related to the fair value adjustment to acquired deferred revenue and prepaid registry fees. GAAP net loss from continuing operations was $1.8 million, or ($0.07) per diluted share, in the second quarter of 2010.

•
Non-GAAP operating income was $9.1 million for the second quarter of 2011, representing a non-GAAP operating margin of 20% and an increase of 193% compared to $3.1 million for the second quarter of 2010.

•
Non-GAAP net income from continuing operations was $8.1 million for the second quarter of 2011, or $0.26 per diluted share, an increase of 148% on a year-over-year basis.  This exceeded the high-end of the company’s guidance by two cents.  Non-GAAP net income from continuing operations was $3.3 million, or $0.13 per diluted share, for the second quarter of 2010.

•	Adjusted EBITDA was $10.0 million for the second quarter of 2011, representing an adjusted EBITDA margin of 22% and an increase of 165% compared to $3.8 million for the second quarter of 2010.

•
Cash flow from operations was $5.3 million for the second quarter of 2011 and $6.0 million excluding the pay down of accrued restructuring expenses, assumed compensation liability and expenses associated with the Register.com acquisition.  This compared to $3.7 million and $4.0 million, respectively, for the second quarter of 2010.

Second Quarter and Recent Business Highlights:

•	Consolidated average revenue per user (ARPU) was $16.24 for the second quarter of 2011, a sequential increase of 4% from $15.64 in the first quarter of 2011.

•	Customer churn was 1.7% for the second quarter of 2011, slightly improved from the first quarter of 2011.

•
Web.com’s total net subscribers were approximately 926,000 at the end of the second quarter of 2011.  This net subscriber count reflects modest growth in Web.com’s web services and value-add solutions’ customer base, offset by a reduction in the number of domain name services customers. The reduction by 13,000 subscribers in the second quarter of 2011 represents the second consecutive quarter of improvement from the 20,000 customer loss per quarter level that Register.com experienced prior to the Web.com acquisition.

•
Web.com paid down approximately $8.2 million in debt in the second quarter, which was approximately $6 million more than required under terms of its debt agreement and the fourth quarter in a row of accelerated prepayment.  Since the company acquired Register.com in the third quarter of 2010, it has used a portion of its cash flow to pay down approximately $25 million in debt.

Conference Call Information

Management will host a conference call today August 3, 2011, at 5:00 p.m. (Eastern Time), to discuss Web.com’s second quarter financial results, the acquisition of Network Solutions, and other matters related to the Company’s business and forward looking guidance.  A live webcast of the call and a set of slides with additional details will be available at the “Investor Relations” page of the Company’s website, http://ir.web.com. To access the call, dial 877-407-0784 (domestic) or 201-689-8560 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 375409. A replay of the webcast will also be available for a limited time at http://ir.web.com.

About Web.com

Web.com Group, Inc. (Nasdaq: WWWW) is a leading provider of internet services and online marketing solutions for small businesses. Web.com meets the needs of small businesses anywhere along their lifecycle by offering a full range of online services and support, including domain name registration services, website design, logo design, search engine optimization, search engine marketing and local sales leads, general contractor leads, franchise and homeowner association websites,  shopping cart software, eCommerce web site design and call center services. For more information on the company, please visit http://www.web.com/ or call 1-800-GETSITE.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G.  Web.com believes presenting non-GAAP measures is useful to investors, because it describes the operating performance of the company, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP.  Company management uses these non-GAAP measures as important indicators of the Company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.  You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

Relative to each of the non-GAAP measures the Company presents above, management further sets forth its rationale as follows:

•
Non-GAAP Revenue.  We exclude from non-GAAP revenue the impact of the fair value adjustment to acquired deferred revenue because we believe that excluding such measures helps management and investors better understand our revenue trends.

•
Non-GAAP Operating Income.  The Company excludes from non-GAAP operating income amortization of intangibles, fair value adjustment to deferred revenue and prepaid registry fees, restructuring charges, corporate development expenses and stock-based compensation charges.  Management believes that excluding these items assists investors in evaluating period-over-period changes in the Company’s operating income without the impact of items that are not a result of the Company’s day-to-day business and operations.

•
Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share.  The Company excludes from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, income tax expense, fair value adjustment to deferred revenue and prepaid registry fees, restructuring charges, corporate development expenses, amortization of financing fees, stock-based compensation, and includes cash income tax expense, because management believes that excluding such measures helps investors better understand the Company’s operating activities.

•
Adjusted EBITDA. The Company excludes from Adjusted EBITDA depreciation expense, amortization of intangibles, income tax, interest expense, interest income, stock-based compensation, corporate development expenses, and restructuring charges, because management believes that excluding such items helps investors better understand the Company's operating activities.

•
In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation.   These expenses consist of expenses for employee stock options and employee stock purchases under ASC 718-10. The Company excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. Prior to the adoption of ASC 718-10 in fiscal 2006, the Company did not include expenses related to employee stock options and employee stock purchases directly in its financial statements, but elected, as permitted, to disclose such expenses in the footnotes to its financial statements. As the Company applies ASC 718-10, it believes that it is useful to its investors to understand the impact of the application of ASC 718-10 to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by the Company and because such expense is not used by management to assess the core profitability of the Company’s business operations. The Company further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures facilitates comparisons to the Company’s competitors’ operating results.

•
Amortization of intangibles.  The Company incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, non-compete agreements, trade names, and developed technology. The Company expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for the Company, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Depreciation expense.  The Company incurs depreciation expense associated with its fixed assets.  Although the fixed assets generate revenue for the Company, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures.  In addition, excluding this item from certain non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Amortization of deferred financing fees.  The Company incurs amortization expense related to deferred financing fees.  This item is excluded because the Company believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Restructuring charges.  The Company has recorded restructuring charges.  The Company excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

•
Income tax expense.  Due to the magnitude of the Company’s historical net operating losses and related deferred tax asset, the Company excludes income tax expense from its non-GAAP measures primarily because they are not indicative of the cash tax paid by the Company and therefore are not reflective of ongoing operating results. Further, excluding this non-cash item from non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results.  The Company also excludes income tax expense altogether from certain non-GAAP financial measures because the Company believes that the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance and facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Fair value adjustment to deferred revenue and prepaid registry fees.  The Company has recorded a fair value adjustment to acquired deferred revenue and prepaid registry fees in accordance with ASC 805-10-65. The Company excludes the impact of this adjustment from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company’s revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and prepaid registry fees therefore facilitates management’s internal comparisons to the Company’s historical operating results.

•
Corporate development expenses. The Company incurred professional fees to assist us in performing due diligence procedures for the acquisition of Register.com in July 2010. The Company excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

Forward-Looking Statements
This press release includes certain "forward-looking statements" including, without limitation, statements regarding the anticipated positive impact of acquiring Network Solutions, expected growth from our investment in marketing initiatives, cost synergies resulting from our recent combination with Register.com, expected benefits to merchants and other customers, market opportunities, and expected customer base, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words such as “believe,” “potential,” “will,” “expect,” “opportunities,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com’s actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on Web.com’s current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, whether the acquisition of Network Solutions is approved by Web.com’s stockholders and, assuming such approval, is consummated, Web.com’s ability to integrate the Network Solutions business if the acquisition is consummated, Web.com’s ability to further integrate the Web.com and Register.com businesses, disruption created by the Network Solutions acquisition and from integration efforts making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company's products and services; the risk that the anticipated benefits of the acquisition may not be realized; and other risks that may impact Web.com’s and Register.com’s businesses.  Other risk factors are set forth under the caption, "Risk Factors," in Web.com’s Annual Report on Form 10-Q for the quarter ended March 30, 2011, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:
Web.com
Susan Datz Edelman
Director, Investor Relations and Corporate Communications
904-680-6909
sedelman@web.com

ICR for Web.com
Kori Doherty
617-956-6730
Kori.doherty@icrinc.com

Source:  Web.com

Web.com Group, Inc.
Consolidated Statements of Operations
(in thousands except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenue:
Subscription	$41,465	$23,957	$80,245	$48,438
Professional services	776	820	1,477	1,468
Total revenue	42,241	24,777	81,722	49,906

Cost of revenue (excluding depreciation and amortization shown separately below):
Subscription	17,287	9,652	34,616	19,686
Professional services	349	485	726	963
Total cost of revenue	17,636	10,137	35,342	20,649

Gross profit	24,605	14,640	46,380	29,257

Operating expenses:
Sales and marketing	10,669	5,185	21,110	10,731
Research and development	3,389	2,225	6,938	4,496
General and administrative	6,256	5,572	12,702	9,347
Restructuring charges (credits)	149	(6)	245	54
Depreciation and amortization	4,696	3,313	9,517	6,593
Total operating expenses	25,159	16,289	50,512	31,221
Loss from operations	(554)	(1,649)	(4,132)	(1,964)

Other income:
Interest (expense) income, net	(1,529)	58	(3,113)	98
Loss before income taxes from continuing operations	(2,083)	(1,591)	(7,245)	(1,866)
Income tax benefit (expense)	111	(217)	(462)	(687)
Net loss from continuing operations	(1,972)	(1,808)	(7,707)	(2,553)

Discontinued operations:
Gain from discontinued operations, net of tax	125	125	250	116
Income from discontinued operations, net of tax	125	125	250	116

Net loss	$(1,847)	$(1,683)	$(7,457)	$(2,437)

Basic earnings per share:
Loss from continuing operations attributable per common share	$(0.07)	$(0.07)	$(0.28)	$(0.10)
Income from discontinued operations attributable per common share	$-	$-	$0.01	$-
Net loss per common share	$(0.07)	$(0.07)	$(0.27)	$(0.10)

Diluted earnings per share:
Loss from continuing operations attributable per common share	$(0.07)	$(0.07)	$(0.28)	$(0.10)
Income from discontinued operations attributable per common share	$-	$-	$0.01	$-
Net loss per common share	$(0.07)	$(0.07)	$(0.27)	$(0.10)

Weighted-average number of shares used in per share amounts:
Basic	27,589	25,457	27,106	25,433
Diluted	27,589	25,457	27,106	25,433

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands except per share data)

	June 30, 2011	December 31, 2010
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$15,972	$16,307
Restricted investments	301	300
Accounts receivable, net of allowance $484 and $523, respectively	7,367	8,100
Prepaid expenses	3,670	2,551
Prepaid registry fees	14,604	14,193
Deferred taxes	270	248
Deferred financing fees and other current assets	1,324	1,221
Total current assets	43,508	42,920

Restricted investments	1,108	1,110
Property and equipment, net	8,918	8,765
Prepaid registry fees	12,736	13,569
Goodwill	123,186	122,512
Intangible assets, net	98,855	106,843
Other assets	3,004	3,770
Total assets	$291,315	$299,489

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,033	$3,276
Accrued expenses	4,030	5,276
Accrued compensation and benefits	3,619	6,799
Accrued restructuring costs and other reserves	581	2,325
Deferred revenue	41,936	36,664
Current portion of debt	10,627	9,533
Other liabilities	1,104	1,180
Total current liabilities	63,930	65,053

Accrued rent expense	1,143	914
Deferred revenue	27,721	25,149
Long-term debt	79,757	93,623
Deferred tax liabilites	10,409	10,005
Other long-term liabilities	1,152	1,138
Total liabilities	184,112	195,882

Stockholders' equity
Common stock, $0.001 par value per share; 150,000,000 shares authorized; 29,219,316 and 27,756,227 shares issued and 29,219,316 and 27,340,062 shares outstanding at June 30, 2011 and December 31, 2010, respectively	29	27
Additional paid-in capital	272,643	263,453
Treasury Stock, at cost, 0 and 416,165 shares at June 30, 2011 and December 31, 2010, respectively.	-	(1,896)
Accumulated other comprehensive loss, net of income tax benefit	(75)	(40)
Accumulated deficit	(165,394)	(157,937)
Total stockholders' equity	107,203	103,607

Total liabilities and stockholders' equity	$291,315	$299,489

Web.com Group, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$42,241	$24,777	$81,722	$49,906
Fair value adjustment to deferred revenue	3,953	5	9,572	16
Non-GAAP revenue	$46,194	$24,782	$91,294	$49,922

Reconciliation of GAAP net loss to non-GAAP net income
GAAP net loss	$(1,847)	$(1,683)	$(7,457)	$(2,437)
Amortization of intangibles	3,837	2,664	7,774	5,283
Gain on sale of assets	-	-	(2)	-
Stock based compensation	1,693	1,200	3,226	2,205
Income tax (benefit) expense	(111)	217	462	687
Restructuring charges	149	(6)	245	54
Corporate development	-	909	13	909
Amortization of deferred financing fees	318	-	626	-
Cash income tax benefit (expense)	26	(44)	(148)	(109)
Fair value adjustment to deferred revenue	3,953	5	9,572	16
Fair value adjustment to prepaid registry fees	65	-	157	-
Non-GAAP net income	$8,083	$3,262	$14,468	$6,608

Reconciliation of GAAP basic net loss per share to non-GAAP basic net income per share
Basic GAAP net loss per share	$(0.07)	$(0.07)	$(0.27)	$(0.10)
Amortization of intangibles per share	0.14	0.10	0.28	0.20
Gain on sale of assets per share	-	-	-	-
Stock based compensation per share	0.06	0.05	0.12	0.09
Income tax expense per share	-	0.01	0.02	0.03
Restructuring charges per share	0.01	-	0.01	-
Corporate development per share	-	0.04	-	0.04
Amortization of deferred financing fees per share	0.01	-	0.02	-
Cash income tax expense per share	-	-	(0.01)	-
Fair value adjustment to deferred revenue per share	0.14	-	0.35	-
Fair value adjustment to prepaid registry fees	-	-	0.01	-
Basic Non-GAAP net income per share	$0.29	$0.13	$0.53	$0.26

Reconciliation of GAAP diluted net loss per share to non-GAAP net income per share
Fully diluted shares:
Common stock	27,589	25,457	27,106	25,433
Diluted stock options	2,451	1,091	2,532	1,259
Diluted restricted stock	1,018	258	1,037	316
Total	31,058	26,806	30,675	27,008

Diluted GAAP net loss per share	$(0.07)	$(0.07)	$(0.27)	$(0.10)
Diluted equity per share	0.01	-	0.03	-
Amortization of intangibles per share	0.12	0.11	0.24	0.20
Gain on sale of assets per share	-	-	-	-
Stock based compensation per share	0.05	0.05	0.11	0.08
Income tax expense per share	-	0.01	0.02	0.03
Restructuring charges per share	-	-	0.01	-
Corporate development per share	-	0.03	-	0.03
Amortization of deferred financing fees per share	0.01	-	0.02	-
Cash income tax expense per share	-	-	(0.01)	-
Fair value adjustment to deferred revenue per share	0.14	-	0.31	-
Fair value adjustment to prepaid registry fees per share	-	-	0.01	-
Diluted Non-GAAP net income per share	$0.26	$0.13	$0.47	$0.24

Reconciliation of GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(554)	$(1,649)	$(4,132)	$(1,964)
Amortization of intangibles	3,837	2,664	7,774	5,283
Stock based compensation	1,693	1,200	3,226	2,205
Restructuring charges (credits)	149	(6)	245	54
Corporate development	-	909	13	909
Fair value adjustment to deferred revenue	3,953	5	9,572	16
Fair value adjustment to prepaid registry fees	65	-	157	-
Non-GAAP operating income	$9,143	$3,123	$16,855	$6,503

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	-1%	-7%	-5%	-4%
Amortization of intangibles	8%	11%	9%	11%
Restructuring charges	0%	0%	0%	0%
Corporate development	0%	4%	0%	2%
Fair value adjustment to deferred revenue	9%	0%	10%	0%
Fair value adjustment to prepaid registry fees	0%	0%	0%	0%
Stock based compensation	4%	5%	4%	4%
Non-GAAP operating margin	20%	13%	18%	13%

Reconciliation of GAAP operating loss to adjusted EBITDA
GAAP operating loss	$(554)	$(1,649)	$(4,132)	$(1,964)
Depreciation and amortization	4,696	3,313	9,517	6,593
Stock based compensation	1,693	1,200	3,226	2,205
Restructuring charges (credits)	149	(6)	245	54
Corporate development	-	909	13	909
Fair value adjustment to deferred revenue	3,953	5	9,572	16
Fair value adjustment to prepaid registry fees	65	-	157	-
Adjusted EBITDA	$10,002	$3,772	$18,598	$7,813

Reconciliation of GAAP operating margin to adjusted EBITDA margin
GAAP operating margin	-1%	-7%	-5%	-4%
Depreciation and amortization	10%	13%	10%	13%
Stock based compensation	4%	5%	4%	5%
Restructuring charges	0%	0%	0%	0%
Corporate development	0%	4%	0%	2%
Fair value adjustment to deferred revenue	9%	0%	11%	0%
Fair value adjustment to prepaid registry fees	0%	0%	0%	0%
Adjusted EBITDA margin	22%	15%	20%	16%

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Stock based compensation
Subscription (cost of revenue)	$209	$152	$397	$284
Sales and marketing	280	157	563	309
Research and development	226	162	436	306
General and administration	978	729	1,830	1,306
Total	$1,693	$1,200	$3,226	$2,205

Web.com Group, Inc.
Consolidated Statement of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2011	2010

Cash flows from operating activities

Net loss	$(7,457)	$(2,437)

Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of discontinued operations, net of tax	(250)	(125)
Depreciation and amortization	9,517	6,593
Stock-based compensation expense	3,226	2,205
Deferred income tax benefit	314	521
Other non cash expenses	624	-
Changes in operating assets and liabilities:
Accounts receivable, net	801	1,121
Prepaid expenses and other assets	(1,077)	425
Prepaid registry fees	422	-
Accounts payable	(783)	(124)
Accrued expenses and other liabilities	(1,439)	361
Accrued compensation and benefits	(3,206)	(1,717)
Accrued restructuring	(1,743)	(793)
Deferred revenue	7,845	(511)
Net cash provided by operating activities	6,794	5,519

Cash flows from investing activities

Proceeds from sale of discontinued operations	250	125
Investment in intangible assets	-	(1,396)
Purchase of property and equipment	(2,683)	(777)
Other	212	-
Net cash used in investing activities	(2,221)	(2,048)

Cash flows from financing activities

Stock issuance costs	(7)	(7)
Common Stock repurchased	(448)	(53)
Payment of debt obligations	(12,770)	(128)
Proceeds from exercise of stock options and other	8,317	99
Net cash used in financing activities	(4,908)	(89)

Net (decrease) increase in cash and cash equivalents	(335)	3,382
Cash and cash equivalents, beginning of period	16,307	39,427
Cash and cash equivalents, end of period	$15,972	$42,809

Supplemental cash flow information:
Interest paid	$2,530	$18
Income tax paid	$775	$98